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SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Brookline Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed: March , 2004

March 15, 2004

Dear Stockholder:

        We cordially invite you to attend the Annual Meeting of Stockholders of Brookline Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446, at 10:00 a.m. on April 15, 2004.

        The enclosed Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

        The business to be conducted at the Annual Meeting consists of the election of five directors to the Board of Directors of the Company and the ratification of the appointment of KPMG LLP as auditors for the Company for the year ending December 31, 2004. For the reasons set forth in the Proxy Statement, the Board of Directors recommends a vote "FOR" the election of directors and "FOR" the ratification of the appointment of the Company's auditors.

        On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

Richard P. Chapman, Jr.
President and Chief Executive Officer

Brookline Bancorp, Inc.
160 Washington Street
Brookline, Massachusetts 02445
(617) 730-3500

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 15, 2004

        Notice is hereby given that the Annual Meeting of Brookline Bancorp, Inc. (the "Company") will be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446 at 10:00 a.m. on April 15, 2004.

        A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

        The Annual Meeting is for the purpose of considering and acting upon:

  1.
  the election of five directors to the Board of Directors;

  2.
  the ratification of the appointment of KPMG LLP as auditors for the Company for the year ending December 31, 2004; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

        Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 1, 2004 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

        A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's Main Office, 160 Washington Street, Brookline, Massachusetts 02445, for the 10 days immediately prior to the Annual Meeting. It also will be available for inspection at the meeting itself.

        EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER FOR YOU TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors
George C. Caner, Jr. Secretary

March 15, 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Brookline Bancorp, Inc.
160 Washington Street
Brookline, Massachusetts 02445
(617) 730-3500

ANNUAL MEETING OF STOCKHOLDERS
April 15, 2004

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Brookline Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446, on April 15, 2004, at 10:00 a.m., and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 15, 2004.

REVOCATION OF PROXIES

        Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

        The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

        Proxies may be revoked by sending written notice of revocation to the Secretary of the Company at the address shown above, delivering to the Company a duly executed proxy bearing a later date, or attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING SECURITIES AND VOTING PROCEDURES

        Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on March 1, 2004 (the "Record Date") are entitled to one vote for each share then held, except as described below. As of the Record Date, the Company had 60,260,784 shares issued and 58,925,485 shares outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Broker non-votes and proxies marked ABSTAIN will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

        In accordance with the provisions of the Company's Certificate of Incorporation, recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

        As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the five nominees proposed by the Board of Directors or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld.

        As to the ratification of auditors, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of auditors must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

        Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Company's Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, including shares owned by its directors and executive officers.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding
All Directors and Executive Officers as a Group (17 persons)	5,136,572	8.4	%(2)
Principal Stockholders:
Mac-Per-Wolf Company(3) 310 South Michigan Avenue Suite 2600 Chicago, Illinois 60604	4,835,025	7.9
Advisory Research, Inc.(4) 180 North Stetson Street Suite 5780 Chicago, Illinois 60601	3,296,972	5.4
Third Avenue Management LLC(5) 622 Third Avenue, 32nd Floor New York, New York 10017-6715	3,146,318	5.1

(1)
A person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)
Calculated by dividing the number of shares in the second column of this table by the total shares of common stock outstanding at the Record Date (58,925,485 shares) plus 2,546,876 shares representing the total number of shares that may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(3)
Based exclusively on a Schedule 13G filed by Mac-Per-Wolf Company on January 30, 2004.

(4)
Based exclusively on a Schedule 13G filed by Advisory Research, Inc. on February 17, 2004.

(5)
Based exclusively on a Schedule 13G filed by Third Avenue Management LLC on January 9, 2004.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company's Board of Directors currently is composed of 14 members. The Company's bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as directors, David C. Chapin, John L. Hall, II, Hollis W. Plimpton, Jr., Rosamond B. Vaule and Franklin Wyman, Jr., each of whom is currently a member of the Board of Directors and each of whom has been nominated to serve for a three-year period and until his or her successor has been elected and shall qualify.

        The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Names and Address(1)	Age	Positions Held	Director Since(2)	Current Term to Expire	Shares of Common Stock Beneficially Owned on Record Date(3)(4)(5)		Percent of Class(6)
NOMINEES
David C. Chapin	67	Director	1989	2004	156,525		*
John L. Hall, II	64	Director	1983	2004	163,417		*
Hollis W. Plimpton, Jr.	73	Director	1974	2004	53,272		*
Rosamond B. Vaule	66	Director	1989	2004	168,923		*
Franklin Wyman, Jr.	82	Director	1974	2004	378,370		0.6%
DIRECTORS CONTINUING IN OFFICE
George C. Caner, Jr.	78	Secretary	1966	2005	131,726		*
Richard P. Chapman, Jr.	69	Chairman, President and Chief Executive Officer	1972	2005	1,526,140		2.5
William V. Tripp, III	65	Director	1975	2005	159,553		*
Peter O. Wilde	64	Director	1993	2005	152,343		*
Oliver F. Ames	83	Director	1973	2006	273,386		0.4
Dennis S. Aronowitz	72	Director	1991	2006	119,067		*
William G. Coughlin	71	Director	1976	2006	269,194		0.4
Charles H. Peck	63	Executive Vice President	1995	2006	777,312		1.3
Joseph J. Slotnik	67	Director	1970	2006	226,275		0.4
NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Paul R. Bechet	61	Senior Vice President, Chief Financial Officer and Treasurer	N/A	N/A	493,074		0.8
Cheryl B. Gorman	52	Senior Vice President	N/A	N/A	52,873		*
David J. Pallin	64	Senior Vice President	N/A	N/A	35,122		*
All Directors and Executive Officers as a Group (17 persons)					5,136,572	(4)	8.4

(1)
The mailing address for each person listed is 160 Washington Street, Brookline, Massachusetts 02445.

(2)
Reflects initial appointment to the Board of Trustees of the Company's mutual predecessor, Brookline Bank (the "Bank"). With the exception of Messrs. Aronowitz, Caner, Hall, Plimpton and Ms. Vaule, all directors of the Company continue to serve as directors of the Bank.

(3)
See definition of "beneficial ownership" in the table in "Security Ownership of Certain Beneficial Owners." The shares of common stock in this column include 2,266,836 shares in total and by individual the following shares which may be acquired by the persons indicated pursuant to the exercise of stock options within 60 days of the Record Date: Mr. Chapin—75,609; Mr. Hall—67,174; Mr. Plimpton—26,870; Ms. Vaule—67,174; Mr. Wyman—161,218; Mr. Caner—57,174; Mr. Chapman—704,958; Mr. Tripp—82,609; Mr. Wilde—82,609; Mr. Ames—92,478; Mr. Aronowitz—53,095; Mr. Coughlin—71,105; Mr. Peck—409,541; Mr. Slotnik—107,478; Mr. Bechet—197,744; Ms. Gorman—10,000 and Mr. Pallin—none.

(4)
Includes 57,238 shares of Common Stock allocated to the accounts of executive officers under the ESOP and excludes the remaining 803,356 shares of Common Stock (representing 1.4% of the shares of Common Stock outstanding as of the Record Date) owned by the ESOP for the benefit of the employees of the Company and the Bank. Under the terms of the ESOP, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

(5)
Includes 724,604 shares of Common Stock awarded to directors and executive officers under the 2003 Recognition and Retention Plan (700,000 shares) and the 1999 Recognition and Retention Plan (24,604 shares) that vest on varying dates from April 19, 2004 through October 16, 2009. Included in that total are the following shares by individual: Mr. Chapin—18,000; Mr. Hall—15,000; Mr. Plimpton—7,500; Ms. Vaule—15,000; Mr. Wyman—41,250; Mr. Caner—15,000; Mr. Chapman—202,500; Mr. Tripp—22,500; Mr. Wilde—19,500; Mr. Ames—30,000; Mr. Aronowitz—15,000; Mr. Coughlin—30,000; Mr. Peck—101,250; Mr. Slotnik—30,000; Mr. Bechet—92,104; Ms. Gorman—40,000 and Mr. Pallin—30,000.

(6)
Percent of Class is calculated by dividing the number of shares in the sixth column of this table by the total shares of common stock outstanding at the Record Date (58,925,485 shares) plus 2,546,876 shares representing the total number of shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

*
Less than three-tenths of 1%.

        The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

        Oliver F. Ames has served as a member of the Executive Committee of the Bank since 1974. Mr. Ames serves on the board of directors of a number of civic and charitable organizations. From 1962 through 1970, Mr. Ames served as a State Senator.

        Dennis S. Aronowitz, an attorney, retired in 1996 from Boston University where he served on the faculty of the Law School since 1967 and was Director of the Banking Law Center and Graduate Banking Law programs. He also is a trustee of a number of John Hancock mutual funds.

        George C. Caner, Jr. serves as the Secretary of the Company. Mr. Caner is an attorney at the law firm of Ropes & Gray, where he was a partner from 1965 through 1996. Mr. Caner currently is Of Counsel at the firm.

        David C. Chapin is a Principal of T. H. Niles Real Estate Group, Inc., a real estate investment, property appraisal and management company, and has served in that capacity since 1998. From 1975 to 1998, he served as President of Cameron Properties.

        Richard P. Chapman, Jr. has served as President of the Bank from 1973 through April 2000 and Chairman and Chief Executive Officer since 1975. He has served as Chairman, President and Chief Executive Officer of the Company since its organization in 1998. Mr. Chapman is also a trustee of a number of John Hancock mutual funds and a trustee of Northeastern University.

        William G. Coughlin became a member of the Executive Committee in 1997. Mr. Coughlin is a private investor in commercial real estate.

        John L. Hall, II is President of Hall Properties, Inc., a real estate investment, management and development company, and has served in that capacity since 1989.

        Charles H. Peck became President of the Bank in April 2000 and is an Executive Vice President of the Company. He has served as the Senior Loan Officer of the Bank since 1970.

        Hollis W. Plimpton, Jr. is Rector of St. George's Anglican Church.

        Joseph J. Slotnik has served as a member of the Executive Committee since 1974. Mr. Slotnik is a private investor and previously was managing partner of the Boston office of a brokerage and investment firm.

        William V. Tripp, III is an attorney and partner at Choate Hall & Stewart, and has been with that firm since 2001. Previously, he was a partner at Holland & Knight, LLP and had been with that firm since 1968.

        Rosamond B. Vaule is active in volunteer work for various educational and charitable organizations.

        Peter O. Wilde became President of Tuftane Extrusion Technologies, Inc., a manufacturing company, in 1998. In 1997, he was Managing Director of Beckwith Bemis Incorporated, a coatings and finishing company. Previously, he was Vice President of Finance and Administration at Ran Demo, Inc., a materials technology company, and served in that position since 1991.

        Franklin Wyman, Jr. became a member of the Executive Committee in 1979. He was designated lead independent director by the Board of Directors of the Company in January 2004. Mr. Wyman is Chairman and Treasurer of O'Conor, Wright, Wyman, Inc., a consulting firm providing advisory services in mergers and acquisitions, where he has been since 1984. He retired as a director of Fitchburg Gas & Electric Company in 1999 and retired as a director of Unitil Corporation, an electric utility company in New Hampshire, in 2000.

  Executive Officers of the Company Who Are Not Directors

        Paul R. Bechet is Senior Vice President and Chief Financial Officer of the Bank, a position he has held since June 1997. He also serves as Senior Vice President and Chief Financial Officer of the Company. He became Treasurer of the Bank and the Company in January 2002. Mr. Bechet is a certified public accountant who, prior to joining the Bank, was a partner at KPMG LLP since 1972. His primary areas of responsibility include financial reporting and risk management.

        Cheryl B. Gorman is Senior Vice President of the Bank, a position she has held since April 2002. She also serves as Senior Vice President of the Company. Her primary areas of responsibility include retail banking and marketing. Prior to joining the Bank, Ms. Gorman was with Compass Consulting Group, a firm she co-founded in 1986 that provides consulting services to financial institutions. Prior to 1986, she was vice president in the retail banking group of Rhode Island Hospital Trust and held officer positions in Rhode Island at Columbus Bank and Citizens Bank.

        David J. Pallin is Senior Vice President of the Bank, a position he has held since November 2002. His primary area of responsibility is indirect automobile lending. Prior to joining the Bank, Mr. Pallin was the Collection and Liquidation Overseer at Bankvest Capital Corporation since 2001, Vice President- Automotive Lease and Finance Sales and Marketing Manager at Chevy Chase Bank since 2000 and Senior Vice President and Head of Consumer Lending at USTrust since 1994.

Board Independence

        The Board of Directors has determined that, except as to Messrs. Chapman and Peck, each member of the Board of Directors is an "independent director" within the meaning of the Nasdaq corporate governance listing standards. Messrs. Chapman and Peck are not considered independent because they are executive officers of the Company.

Ownership Reports by Officers and Directors

        The Common Stock of the Company is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3,4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. All of the

Company's officers and directors filed these reports on a timely basis in 2003, except for the reporting in May 2003 of a gift of 1,000 shares made by Mr. Peck in May 2002 and the reporting in March 2003 of an award of 40,000 options to Ms. Gorman in January 2003.

Meetings and Committees of the Board of Directors

        The business of the Boards of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their committees. The Board of the Company has the following committees: Audit Committee, CRA Committee, Compensation Committee, Executive Committee and Nominating Committee. The Board of the Bank has the following committees: Audit Committee, Compensation Committee, Executive Committee, Loan Committee, Nominating Committee and Watch Committee.

        During the year ended December 31, 2003, the Board of Directors of the Company held four meetings and the Board of Directors of the Bank held 12 meetings. During the year ended December 31, 2003, no director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which such director served.

        The CRA Committee consists of directors Ames, Aronowitz and Vaule. The Committee met quarterly during the year ended December 31, 2003 to review the status of the Bank's CRA program and any reports issued by regulators resulting from their examination of the Bank's compliance with CRA regulations.

        The Compensation Committee of the Company and the Bank consists of directors Ames, Slotnik, Tripp and Wyman. The Committee met once during the year ended December 31, 2003 to review executive compensation and employment contracts. It recommends the compensation to be paid to the Company's three highest paid officers, reviews the parameters that must be met for bonuses to be paid to selected officers and approves the actual amounts of bonuses paid. Each member of the Compensation Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. The report of the Compensation Committee is included elsewhere in this proxy statement.

        The Executive Committee consists of directors Ames, Chapman, Coughlin, Slotnik and Wyman. The Committee met 15 times during the year ended December 31, 2003 to exercise general control and supervision of all matters pertaining to the interests of the Company and the Bank, subject at all times to the direction of the Board of Directors.

        The Loan Committee consists of directors Chapman, Coughlin and Wyman. The Committee generally meets bi-weekly to review and approve all loan requests over $750,000.

        The Watch Committee consists of directors Chapman and Slotnik. The Committee met quarterly during the year ended December 31, 2003 to review the status of the loan portfolio and OREO properties, the classification of loans and the adequacy of the allowance for losses on loans and OREO.

The Nominating Committee

        The Nominating Committee of the Company and the Bank consists of directors Coughlin, Wilde and Wyman. Each member of the Nominating Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. The Company's Board of Directors has adopted a written charter for the Committee, which is available at the Company's website at www.brooklinebank.com. The Committee met three times during the year ended December 31, 2003.

        The functions of the Nominating Committee include the following:

  •
  to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

  •
  to review and monitor compliance with the requirements for board independence; and

  •
  to review the committee structure and make recommendations to the Board regarding committee membership.

        The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

  •
  has personal and professional ethics and integrity and whose values are compatible with the Company's;

  •
  has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

  •
  is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

  •
  is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

  •
  is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

  •
  has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

        The Nominating Committee will also take into account whether a candidate satisfies the criteria for "independence" under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

Procedures for the Nomination of Directors by Shareholders

        The Nominating Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by the Company's stockholders. Stockholders can submit the names of qualified candidates for Director by writing to our Corporate Secretary, at 160 Washington Street, Brookline, Massachusetts 02445. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company's proxy materials for the preceding year's annual meeting. The submission must include the following information:

  •
  the name and address of the stockholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

  •
  the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

  •
  a statement of the candidate's business and educational experience;

  •
  such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

  •
  a statement detailing any relationship between the candidate and the Company;

  •
  a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

  •
  detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

  •
  a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

        A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in "Other Matters and Advance Notice Procedures."

Stockholder Communications with the Board

        A stockholder of the Company who wants to communicate with the Board of Directors or with any individual Director can write to the Corporate Secretary of the Company, at 160 Washington Street, Brookline, Massachusetts 02445, Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

  •
  forward the communication to the Director or Directors to whom it is addressed;

  •
  attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

  •
  not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

        At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors.

Code of Ethics

        The Company has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company's website at www.brooklinebank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company's website.

The Audit Committee

        The Audit Committee of the Company consists of directors Chapin, Tripp and Wilde. Each member of the Audit Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The Board of Directors has determined that

Mr. Wilde qualifies as an "audit committee financial expert" as that term is used in the rules and regulations of the SEC, primarily through:

  •
  his experience serving on the Company's Audit Committee for ten years, including the six years that the Company has been a publicly-owned stock company;

  •
  his educational background which includes an MBA from the Harvard University Graduate School of Business Administration; and

  •
  his experience in serving in managerial positions, including chief financial officer, at non-public companies.

        The Committee reviews the contents of and conclusions in audit reports prepared by the internal auditor and the Company's independent auditors, reviews and approves the annual engagement of the Company's independent auditors, the Company's audit policy, the internal audit function and the plan of audit coverage, and reviews with management and the Company's independent auditor, the Company's financial statements and internal controls. The Audit Committee of the Company met seven times during the year ended December 31, 2003. The Company's Board of Directors has adopted a written charter for the Audit Committee of the Company, the current version of which is appended to this proxy statement as Exhibit A. The charter also is available at the Company's website at www.brooklinebank.com.

Audit Committee Report

        In accordance with rules established by the SEC, the Audit Committee of the Company has prepared the following report for inclusion in this proxy statement:

        As part of its ongoing activities, the Audit Committee has:

  •
  reviewed and discussed with management and the independent auditors the Company's audited consolidated financial statements for the year ended December 31, 2003;

  •
  discussed with the independent auditors of the Company the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

  •
  received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. In addition, the Audit Committee recommended that the Board of Directors appoint KPMG LLP as the Company's independent auditors for the year ending December 31, 2004, subject to the ratification of this appointment by the stockholders.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

David C. Chapin
William V. Tripp, III
Peter O. Wilde

Performance Graph

        Set forth hereunder is a performance graph comparing (a) the total return on the Common Stock for the period beginning on December 31, 1998 through December 31, 2003, (b) the cumulative total return on stocks included in the S&P 500 Index and the Russell 2000 Index over such period, (c) the cumulative total return on stocks included in the SNL New England Thrift Index and the SNL MHC Thrift Index over such period, and (d) the cumulative total return on stocks included in the SNL $1 billion to $5 billion Thrift Index over such period. The Company believes the Russell 2000 Index, as a broad equity market index, and the SNL $1 billion to $5 billion Thrift Index, as an industry index, are more appropriate indices for the measurement of the performance of the total return on the Company's Common Stock than the S&P 500 Index and the SNL MHC Thrift Index, respectively, which will be discontinued.

        The cumulative total return on the Common Stock was computed assuming the reinvestment of cash dividends during the period.

Brookline Bancorp, Inc.

Total Return Performance

	Period Ended
Index
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Brookline Bancorp, Inc.	100.00	86.41	104.32	153.82	251.24	336.23
S&P 500	100.00	121.11	110.34	97.32	75.75	97.40
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
SNL New England Thrift Index	100.00	85.61	104.93	127.14	163.86	235.18
SNL MHC Thrift Index	100.00	88.95	124.02	161.41	231.78	391.96
SNL $1B-$5B Thrift Index	100.00	89.55	108.24	154.32	197.62	296.40

        There can be no assurance that the Common Stock's performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

Compensation Committee Interlocks and Insider Participation

        The full Board of Directors of the Company approves the salaries to be paid each year to the three highest paid officers of the Company, based on the recommendations of the Compensation Committee. Richard P. Chapman, Jr. and Charles H. Peck are directors of the Company in addition to being executive officers of the Company and of the Bank. Messrs. Chapman and Peck do not participate in the Board of Directors' determination of compensation for their respective offices.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

        Under rules established by the SEC, the Company is required to provide certain data and information regarding compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this proxy statement.

        The Committee annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. In determining whether the employment agreements of the Chief Executive Officer and other executive officers should be extended, the Committee took into account the individual performance of each executive officer and the performance of the Company under the direction of the executive officers. Other factors considered by the Committee in 2003 included each executive officer's general managerial oversight of the Company, the quality of communications with the Board of Directors, and the Company's record of compliance with regulatory requirements.

        While the Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and other executive officers, and while it weighs a variety of different factors in its deliberations, it has emphasized and expects to continue to emphasize the profitability and scope of the Company's operations, the experience, expertise and management skills of the executive officers and their roles in the future success of the Company, as well as compensation surveys prepared by banking associations and professional firms to determine compensation paid to executives performing similar duties for similarly-sized financial institutions in the New England and Mid-Atlantic Regions. While each of the quantitative and non-quantitative factors described above was considered by the Committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer and other executive officers. Rather, all factors were considered.

        The amount of bonus payments to an executive officer is based on the performance of the Company as measured against certain quantitative thresholds. Specifically, bonus payments are based on the Company's level of net operating income and non-performing assets. In 2003, the Committee, after taking into account the foregoing quantitative criteria and other factors, established the bonus payments for the executive officers.

        With respect to Richard P. Chapman, Jr., the Chief Executive Officer, the Committee recommended to the full Board of Directors a $20,000 increase in base salary to $460,000 in 2003. Mr. Chapman's annual bonus was increased by $2,412 to $134,412 for 2003.

        This report has been provided by the Compensation Committee:

Oliver F. Ames	Joseph J. Slotnik
William V. Tripp, III	Franklin Wyman, Jr.

Directors' Compensation

        Executive officers of the Company and the Bank receive no fees for service on the Board of Directors of the Company and the Bank or on any committees of the Boards. Directors of the Company receive an annual retainer of $2,000 and directors of the Bank receive an annual retainer of $5,000. Directors of the Company receive fees of $750 for each meeting attended except for the Secretary of the Company who receives $900 for each meeting. No additional fees are paid to directors who also attend meetings of the Bank held on the same day as meetings of the Company.

        Members of the Audit Committee and the CRA Committee receive fees of $750 for each meeting attended. The chairman of the Audit Committee receives an additional annual retainer of $2,000. Members of the Executive Committee of the Bank receive an annual retainer of $5,000 plus fees of $750 for each meeting attended. The Vice Chairman of the Committee receives an additional retainer of $4,000. Members of the Loan Committee of the Bank receive fees of $750 for each meeting attended. The outside director on the Watch Committee receives an annual retainer of $5,000 and an additional $2,000 for serving as Chairman of the Committee.

Executive Compensation

        The following table sets forth the cash compensation paid and bonuses accrued as well as certain other compensation paid or accrued for services rendered in all capacities during the years ended December 31, 2003, 2002 and 2001 to the Chief Executive Officer of the Company and the four other executive officers of the Company who received total annual compensation in excess of $100,000 ("Named Executive Officers").

Long-term Compensation
		Annual Compensation			Awards		Payout
Name and Principal Position	Year Ended 12/31	Salary	Bonus	Other Annual Compensation(1)(2)	Restricted Stock Awards(3)	Options/ SARS (#)	LTIP Payouts	All Other Compensation(4)
Richard P. Chapman, Jr. Chairman, President and Chief Executive Officer	2003 2002 2001	$460,000 440,000 420,000	$134,412 132,000 126,000	$29,435 27,966 26,043	$4,041,630 — —	300,000 — —	— — —	$38,273 31,482 22,421
Charles H. Peck, Executive Vice President	2003 2002 2001	215,000 208,000 200,000	52,353 52,000 50,000	27,495 25,295 22,647	2,020,815 — —	175,000 — —	— — —	38,273 31,482 22,421
Paul R. Bechet Senior Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	180,000 170,000 160,000	43,830 42,500 40,000	24,229 22,724 17,767	1,347,210 — —	115,000 — —	— — —	38,273 31,482 22,421
Cheryl B. Gorman Senior Vice President	2003 2002	140,000 96,566	34,090 25,138	16,820 8,661	598,760 —	60,000 —	— —	13,392 —
David J. Pallin Senior Vice President	2003 2002	135,000 27,736	32,822 —	16,452 1,917	449,070 —	40,000 —	— —	— —

(1)
The Company also provides certain members of senior management with the use of an automobile, club membership dues and certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.

(2)
Includes premiums paid for group term life insurance and medical and dental insurance coverage, and contributions under the Bank's defined contribution plan.

(3)
The following number of shares of Common Stock were awarded under the 2003 Recognition and Retention Plan on October 16, 2003 to: Mr. Chapman—270,000; Mr. Peck—135,000; Mr. Bechet—90,000; Ms. Gorman—40,000 and Mr. Pallin—30,000. The market value per share was $14.969. The shares awarded to Mr. Chapman, Mr. Peck and Mr. Bechet vest as follows: 25.0% on January 2, 2004 and 15.0% each on January 2, 2005, 2006, 2007, 2008 and 2009. The shares awarded to Ms. Gorman and Mr. Pallin vest as follows: 20% on October 16, 2004 and 16.0% each on October 16, 2005, 2006, 2007, 2008 and 2009.

(4)
Represents the market value of shares allocated to officers' accounts pursuant to the Employee Stock Ownership Plan as of the allocation dates.

Employment and Severance Agreements

        Employment Agreements.    The Bank has entered into substantially identical employment agreements with Messrs. Chapman and Peck. Each of the agreements has a term of 36 months. On each anniversary date, the agreement may be extended for an additional twelve months so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreements, the current Base Salaries for Messrs. Chapman and Peck are $480,000 and $220,000, respectively. The Base Salary may be increased but not decreased. In addition to the Base Salary, the agreement provides for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Bank (such resignation to occur within the period or periods set forth in the employment agreement) upon (i) failure to re-elect the executive to his current offices, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (iii) liquidation or dissolution of the Bank, (iv) a breach of the agreement by the Bank, or (v) following a change in control of the Bank or the Company, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times the Base Salary and the highest bonus paid during any of the last three years. Messrs. Chapman and Peck would receive an aggregate of $2,660,295 pursuant to their employment agreements upon a change in control of the Bank or the Company, based upon current levels of compensation. The Bank also would continue the executive's life, health, dental and disability coverage for 36 months from the date of termination. In the event the payments to the executive include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

        Under the agreement, the executive's employment may be terminated upon his retirement in accordance with any retirement policy established on behalf of the executive and with his consent. Upon the executive's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay him his Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his Base Salary to his named beneficiaries for one year following his death, and will also continue medical, dental and other benefits to his family for one year. The employment agreement provides that, following his termination of employment, the executive will not compete with the Bank for a period of one year.

        Severance Agreements.    The Bank has entered into severance agreements (the "Severance Agreements") with nine other officers of the Bank, including Mr. Bechet, Ms. Gorman and Mr. Pallin, which provide certain benefits in the event of a change in control of the Bank or the Company. Each of the Severance Agreements is for a term of one year. Commencing on each anniversary date, the Board of Directors may extend any Severance Agreement for an additional year. The Severance Agreements enable the Bank to offer to designated officers certain protections against termination without cause in the event of a "change in control." For these purposes, a "change in control" is defined generally to mean: (i) consummation of a plan of reorganization, merger or sale of substantially all of the assets of the Bank or the Company where the Bank or the Company is not the surviving entity; (ii) changes to the Board of Directors of the Bank or the Company whereby individuals who constitute the current Board cease to constitute a majority of the Board, subject to certain exceptions; (iii) a change in "control" as defined by the BHCA, in effect on the date of the Severance Agreement;

(iv) a transaction or occurrence whereby any person becomes the beneficial owner of 25% or more of the voting securities of the Company; and (v) a tender offer is made for 25% or more of the voting securities of the Company and 25% or more of the stockholders have tendered their shares. These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and the Bank may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections. Although the Severance Agreements may have the effect of making a takeover more expensive to an acquiror, the Bank believes that the benefits of enhancing the Bank's ability to attract and retain qualified management persons by offering the Severance Agreements outweighs any disadvantage of such agreements.

        Following a change in control of the Company or the Bank, an officer is entitled to a payment under the Severance Agreement if the officer's employment is involuntarily terminated during the term of such agreement, other than for cause, as defined, or if the officer voluntarily terminates employment during the term of such agreement as the result of a demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of the officer's principal place of employment by more than 50 miles from its location immediately prior to the change in control. In the event that an officer who is a party to a Severance Agreement is entitled to receive payments pursuant to the Severance Agreement, the officer will receive a cash payment up to a maximum of one times the average of the three preceding years' annual base salary and bonuses. Mr. Bechet, Ms. Gorman and Mr. Pallin would receive an aggregate of $551,352 and the remaining officers would receive an aggregate of $542,155, pursuant to their severance agreements upon a change in control of the Bank or the Company. In addition to the severance payment, each covered officer is entitled to receive life, health, dental and disability coverage for a period of up to 12 months from the date of termination. Notwithstanding any provision to the contrary in the Severance Agreement, payments under the Severance Agreements are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Compensation of Officers and Directors through Benefit Plans

        Medical, Dental, Life and Other Similar Employee Benefit Plans.    The Bank provides eligible employees (i.e., generally full-time employees and employees who work more than 20 hours per week) with group life (after three months of employment), accidental death and dismemberment, and long-term disability coverage. For its eligible employees, the Bank pays 80% of the monthly premiums for group health coverage and 50% of the monthly premiums for individual and family dental coverage. For Messrs. Chapman and Peck, the Bank pays 100% of such premiums. The Bank pays 100% of the monthly premiums for group life insurance coverage after the employee has completed one year of service. The Bank also sponsors a flexible benefits plan under which employees can pay their ratable share of health insurance premiums on a pre-tax basis, a medical expense reimbursement plan under which employees can defer their salary on a pre-tax basis to cover the costs of certain medical expenses not reimbursed through insurance or otherwise, and a dependent care plan under which employees can defer their salary on a pre-tax basis to cover qualified dependent care expenses.

        Supplemental Retirement Income Agreement.    The Bank has entered into non-qualified supplemental retirement income agreements ("SRIA") for the benefit of Messrs. Chapman and Peck that provide them with benefits generally equal to 70% of their average compensation for the three calendar years with the highest rate of compensation in the ten calendar year period prior to retirement, reduced by any distribution they are entitled to receive from the Bank's pension plan and one-half of any Social Security benefits.

        Retirement benefits under the SRIA are generally payable as a monthly benefit or, at the election of the Bank, as a lump sum benefit. The monthly benefits are payable on early or normal retirement or disability and continue until the later of the executive's death or 15 years from Mr. Peck's retirement (20 years in the case of Mr. Chapman). Monthly benefits are provided for designated beneficiaries of participants who do not survive until retirement commencing on the date of death and ending on the earlier of (1) the date the executive would have attained his standard life expectancy or (2) 15 years from the date of death in the case of Mr. Peck (20 years in the case of the death of Mr. Chapman). Under the SRIAs, in the case of a change in control, the executive (or in the event of the executive's death, his beneficiary) is irrevocably entitled to elect a lump sum benefit equal to the actuarial equivalent of the monthly benefit to which the executive is entitled at such time. The SRIA is considered an unfunded plan for tax and ERISA purposes. For the year ended December 31, 2003, the Bank charged to expense under the SRIA $187,288 and $130,868 to Mr. Chapman and Mr. Peck, respectively. All obligations under the SRIA are payable from the general assets of the Bank.

        401(k) Plan.    The Bank maintains the Savings Banks Employees Retirement Association 401(k) Plan which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the "401(k) Plan"). All employees who have attained age 21 are eligible to participate.

        Under the 401(k) Plan, participants are permitted to make salary reduction contributions equal to the lesser of 75% of compensation or $12,000 in 2003 (as indexed annually). Those plan participants who are age 50 or older are permitted to make salary reduction contributions equal to the lesser of 75% of compensation or $14,000 in 2003 (as indexed annually). For these purposes, "compensation" includes wages reported on federal income tax form W-2, but does not include compensation in excess of the Code Section 401(a)(17) limits (i.e., $200,000). All employee contributions and earnings thereon are fully and immediately vested.

        Defined Contribution Plan.    The Bank has a defined contribution plan under which it provides annual contributions equal to 5% of each participant's compensation up to $200,000. In order to be fully vested in the Bank's annual contribution, a participant must complete three years of service with the Bank or the Company in which he works 1,000 hours or more. A participant may withdraw salary reduction contributions in the event the participant suffers a financial hardship. The plan permits employees to direct the investment of their own accounts into various investment options.

        Plan benefits will be paid to each participant in the form of a life annuity (or joint and survivor annuity if married) upon retirement or death unless an alternate form of distribution (lump sum or equal payments over a fixed period) is selected. If a participant terminates employment prior to retirement, his vested benefit will be held by the plan until the participant elects to receive his benefit from the plan. If a participant (and the participant's spouse, if married) elects to receive benefits after termination of employment prior to normal or early retirement age, benefits will be paid in a lump sum. Normal retirement age under the plan is age 65. Early retirement age under the Plan is 59 1/2.

        Employee Stock Ownership Plan and Trust.    The Bank has implemented an Employee Stock Ownership Plan (the "ESOP"). Employees with at least one year of employment in which they work 1,000 hours or more with the Bank and who have attained age 21 are eligible to participate. The ESOP has borrowed funds from the Company and used those funds to purchase shares of the Common Stock of the Company. Collateral for the loan is the Common Stock purchased by the ESOP. The loan will be repaid principally from the Bank's contributions to the ESOP over a maximum of 30 years. The interest rate for the loan is fixed at 8.50%. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

        Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. For the plan year ended December 31, 2003, 62,008 shares were released from the suspense account and allocated to employees. Benefits generally vest over a seven-year period. Benefits generally vest at the rate of 20% per year beginning in the third year of service until a participant is 100% vested after seven years or upon normal retirement (as defined in the ESOP), disability or death of the participant or a change in control (as defined in the ESOP). A participant who terminates employment for reasons other than death, retirement or disability prior to seven years of credited service will forfeit the nonvested portion of his benefits under the ESOP. Benefits will be payable in the form of Common Stock and cash upon death, retirement, early retirement, disability or separation from service. The Bank's contributions to the ESOP are discretionary, subject to the loan terms and tax law limits and, therefore, benefits payable under the ESOP cannot be estimated. The Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

        The Bank's Board of Directors administers the ESOP. The Bank has appointed an independent financial institution to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

Stock Benefit Plans

        The Board of Directors of the Company has adopted the 1999 Stock Option Plan, the 2003 Stock Option Plan, the 1999 Recognition and Retention Plan and the 2003 Recognition and Retention Plan, all of which plans have been approved by stockholders. Pursuant to the Recognition and Retention Plans, awards were made to directors and certain executive officers and employees of the Company and affiliates of the Company as determined by the Compensation Committee, which administers the plans. Awards vest for such participants in accordance with schedules determined by the committee. If a recipient ceases continuous service with the Company or the Bank due to normal retirement, death or disability, or following a change in control, shares subject to restrictions will immediately vest; in the event of cessation of continuous service for any other reason, unvested shares are forfeited and returned to the Company. Recipients have the right to vote nonvested shares that have been awarded and will receive dividends declared on such shares.

        Pursuant to the Stock Option Plans, options to purchase common stock of the Company were granted to directors and certain executive officers and employees of the Company and affiliates of the Company, as determined by the Compensation Committee which administers the plans. The committee also determines the period over which such awards will vest and become exercisable. The plans provide for awards in the form of stock options, reload options, limited stock appreciation rights and dividend equivalent rights.

        Set forth below is certain information regarding options granted to the Named Executive Officers during 2003.

OPTION GRANTS IN LAST FISCAL YEAR
Individual Grants
Name	Options Granted	Percent of Total Options Granted to Employees in FY 2003	Exercise Price	Expiration Date	Grant Date Present Value(3)
Richard P. Chapman, Jr.	300,000	29.50%	$14.95	12/18/2013	$950,333
Charles H. Peck	175,000	17.21	14.95	12/18/2013	498,925
Paul R. Bechet	115,000	11.31	14.95	12/18/2013	327,865
Cheryl B. Gorman	100,000	9.83	(1)	(2)	395,004
David J. Pallin	40,000	3.93	14.95	12/18/2013	114,040

(1)
60,000 of the options granted to Ms. Gorman have an exercise price of $14.95; the remainder have an exercise price of $12.91.

(2)
60,000 of the options granted to Ms. Gorman expire on December 18, 2013; the remainder expire on January 16, 2013.

(3)
The grant date present value for all options (except for 40,000 options granted to Ms. Gorman) was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 27.06%; risk free rate of return of 4.69%; dividend yield of 4.93%; and a 7-year option life. The grant date present value for 40,000 of the options granted to Ms. Gorman was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 29.99%; risk-free rate of return of 4.57%; dividend yield of 2.78%; and a 7-year option life.

        Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2003 and options exercised by the Named Executive Officers during 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
			Number of Options at Year-End	Value of Unexercised in-the-money Options at Year-End(1)
Name	Shares Acquired Upon Exercise	Value Realized
			Exercisable/Unexercisable(#)	Exercisable/Unexercisable
Richard P. Chapman, Jr.	20,000	$158,120	594,219/300,000		$6,177,501/$117,000
Charles H. Peck	20,226	$159,907	322,041/175,000		$3,347,938/$68,250
Paul R. Bechet	15,000	$143,490	116,505/158,739		$1,211,186/$499,561
Cheryl B. Gorman	—	—	—/100,000	$	—/$120,600
David J. Pallin	—	—	—/40,000	$	—/$15,600

(1)
Calculated based on the difference between the exercise price of the options and the last trade price of the Common Stock on December 31, 2003.

        Set forth below is information as of December 31, 2003 regarding equity compensation plans categorized by those plans that have been approved by stockholders and those plans that have not been approved by stockholders.

Plan	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price	Number of Securities Remaining Available for Issuance under Plans
Equity compensation plans approved by stockholders	3,509,628	$8.95	1,499,066(1)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,509,628	$8.95	1,499,066(1)

(1)
Consists of 26,086 shares and 92,000 shares available for future issuance pursuant to the 1999 and 2003 Recognition and Retention Plans, respectively, and 245,980 shares and 1,135,000 shares underlying options available for future issuance pursuant to the 1999 and 2003 Stock Option Plans, respectively.

Transactions with Certain Related Persons

        All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons. The balance of loans outstanding to directors, executive officers and their related interests amounted to $4,047,000 at December 31, 2003. The Sarbanes-Oxley Act of 2002 generally prohibits an issuer from:

(i) extending or maintaining credit; (ii) arranging for the extension of credit; or (iii) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, however, one of which is applicable to the Company. Namely, this prohibition does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers by the Bank are made in conformity with the Federal Reserve Act and regulations promulgated thereunder.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF AUDITORS

        The Board of Directors of the Company has approved the engagement of KPMG LLP to be the Company's auditors for the 2004 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the Company's fiscal year ending December 31, 2004. A representative of KPMG LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

        On January 17, 2003, the Company elected to change its independent auditors to KPMG LLP from Grant Thornton LLP. The decision to change independent auditors was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors. Grant Thornton LLP's report on the consolidated financial statements of the Company for the period ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, auditing scope or accounting principles. Grant Thornton LLP was engaged to audit the consolidated financial statements of the Company as of and for the year ended December 31, 2002. During the two years ended December 31, 2002 and the interim period through March 18, 2003, the Company had no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

        Set forth below is certain information concerning aggregate fees billed for professional services rendered during fiscal year 2003 and 2002 by KPMG LLP and Grant Thornton LLP, respectively, the Company's auditors for those respective years. The aggregate fees included in the Audit category were fees billed for the fiscal years for the audit of the Company's annual financial statements and the review of the Company's quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the fiscal years.

	2003	2002
Audit Fees	$170,000	$124,509
Audit-Related Fees	—	—
Tax Fees	49,680	57,630
All Other Fees	—	87,144

        Audit Fees.    Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company and review of the financial statements included in the Company's quarterly reports on Form 10-Q.

        Tax Fees.    Tax fees were for services related to tax compliance, tax planning and assistance in addressing a dispute relating to the Company's real estate investment trust subsidiary. All of the tax fees in 2003 and 2002 were paid to KPMG LLP.

        All Other Fees.    All other fees consisted of the rendering of a state tax opinion in connection with the Company's reorganization and stock offering and the review of the prospectus relating to the stock offering, which was completed in July 2002. These fees were paid to Grant Thornton LLP.

        The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its auditors. The Audit Committee concluded that performing such services in 2002 did not affect the auditors' independence in performing their function as auditors of the Company.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. None of the tax fees and other fees paid in 2003 and 2002 were approved per the Audit Committee's pre-approval policies (which had not been implemented at the time such fees were paid).

        In order to ratify the selection of KPMG LLP as the auditors for the 2004 fiscal year, the proposal must receive the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS AUDITORS FOR THE 2004 FISCAL YEAR.

STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 160 Washington Street, Brookline, Massachusetts 02445, no later than November 15, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS AND ADVANCE NOTICE PROCEDURES

        The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

        The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than 90 days before the date fixed for such meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

        The date on which the 2005 Annual Meeting of Stockholders is expected to be held is April 20, 2005. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2005 Annual Meeting of Stockholders must be given to the Company no later than January 21, 2005. If notice is received after January 21, 2005, it will be considered untimely, and the Company will not be required to present the matter at the 2005 Annual Meeting of Stockholders.

MISCELLANEOUS

        The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. Proxies also may be solicited personally or by mail, telephone or telegraph by the Company's directors, officers and employees, without additional compensation therefor. The Company also will request persons, firms and corporations holding shares in their names, or in the names of their nominees which are beneficially owned by others, to send proxy materials to and to obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO PAUL R. BECHET, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER, BROOKLINE BANCORP, INC., 160 WASHINGTON STREET, BROOKLINE, MASSACHUSETTS 02445, OR CALL AT 617-730-3500.

BY ORDER OF THE BOARD OF DIRECTORS
George C. Caner, Jr. Corporate Secretary

Brookline, Massachusetts
March 15, 2004

EXHIBIT A

BROOKLINE BANCORP, INC.

Audit Committee Charter

I. Purpose

        The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board"). Its primary function is to assist the Board in monitoring:

  •
  the integrity of the Company's financial statements

  •
  the qualifications and independence of the Company's independent auditor

  •
  the performance of the Company's internal audit function and independent auditor

  •
  the Company's disclosure controls and system of internal controls over financial reporting

        The Committee should foster adherence to, and encourage continuous improvement of, the Company's policies, procedures and practices. The Committee should also provide an open avenue of communication among financial and senior management, the internal audit function, the independent auditor and the Board.

        The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

        The Committee will report regularly to the Board. The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

II. Composition and Meetings

        The Committee shall be comprised of at least three directors, as determined by the Board. Each Committee member shall be an independent director, as defined by all applicable rules and regulations, including the listing standards of Nasdaq, and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

        All members of the Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At lease one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience. The Board shall determine whether at least one member of the Committee qualifies as an "audit committee financial expert" in compliance with criteria established by the SEC and other relevant regulations. The existence of such member, including his or her name and whether he or she is independent, shall be disclosed in periodic filings as required by the SEC.

        The members of the Committee shall be elected by the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

        The Committee shall meet at least quarterly or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may choose. As part of its responsibility to foster open communication, the Committee will meet periodically with management, the internal auditor and the independent auditor in separate executive sessions to discuss any matters that the Committee or each of those parties believe should be discussed privately. The Committee will meet quarterly with the independent auditor and management to discuss the Company's financial statements.

III. Duties and Responsibilities

        The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

  •
  Review and discuss with management and the independent auditor the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  •
  Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

  •
  Review and discuss with management and the independent auditor the certifications of the Company's chief executive officer and chief financial officer about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls, as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906), and the relevant reports rendered by the independent auditor.

  •
  Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

  •
  Review and discuss quarterly reports from the independent auditor on:

  (a)
  all critical accounting policies and practices used or to be used

  (b)
  all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor

  (c)
  other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences

  •
  Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

  •
  Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

  •
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  •
  Review with management, corporate counsel and the independent auditor the status of legal matters, including the significance of such matters on the Company's financial statements, and the adequacy of disclosures regarding such matters in the Company's financial statements and SEC filings.

  •
  Review with management and the independent auditor all related party transactions and determine that all required disclosures are included in the Company's annual report and annual proxy statement.

  •
  Review with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, any difficulties encountered in the course of the audit, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Independent Auditor

  •
  Appoint, compensate and oversee the work performed by the independent auditor for the purpose of preparing an audit report on the Company's financial statements or related work. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the independent auditor in the event they arise. Consider whether the auditor's performance of permissible non-audit services is compatible with the auditor's independence.

  •
  Review and evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law.

  •
  Obtain and review a report from the independent auditor at least annually regarding:

  (a)
  the internal quality control procedures of the independent auditor's firm

  (b)
  any material issues raised by the most recent internal quality control review, peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues

  (c)
  all relationships between the independent auditor and the Company

  •
  Review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to non-significant exceptions permitted by the Sarbanes-Oxley Act of 2002) in accordance with the Company's pre-approval policy presented on Attachment A hereto.

  •
  Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

  •
  Employees or former employees of the independent auditor who participated in any capacity in the audit of the Company will not be hired by the Company unless (a) it is determined that such a hiring would not violate any rules and regulations and (b) the hiring is pre-approved by the Board.

Internal Audit

  •
  Review and advise on the appointment and replacement of the senior internal audit executive.

  •
  Review activities, organizational structure and qualifications of the internal audit function.

  •
  Review the significant reports to management prepared by the internal auditor and management's responses.

  •
  Review the internal audit charter annually and recommend changes, if any.

  •
  Review periodically with the independent auditor the budget, staffing and responsibilities of the internal audit function.

  •
  Review periodically with the internal auditor any significant difficulties, disagreements with management or scope restrictions encountered in the course of the function's work.

Other Responsibilities

  •
  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any reports which raise material issues regarding the Company's financial statements or accounting policies.

  •
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

IV. Limitation of Audit Committee's Role

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Attachment A

Audit Committee Pre-Approval Policy

I. Statement of Principles

        The Audit Committee (the "Committee") is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Committee.

        The appendices to this policy describe the audit, audit-related and tax services that have the pre-approval of the Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Committee specifically provides for a different period. The Committee will revise the list of pre-approved services periodically based on subsequent determinations.

II. Delegation

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Committee at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III. Audit Services

        The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Committee. The Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

        In addition to the annual audit services engagement approved by the Committee, the Committee may grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide. The Committee has pre-approved the audit services listed in Appendix A. All other audit services not listed in Appendix A must be pre-approved by the Committee.

IV. Audit-Related Services

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor. The Committee believes that the provision of audit-related services does not impair the independence of the auditor and has pre-approved the audit-related services listed in Appendix B. All other audit-related services not listed in Appendix B must be pre-approved by the Committee.

V. Tax Services

        The Committee believes that the independent auditor can provide tax services to the Company such as preparation of tax returns, tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations. The Committee has pre-approved the tax services listed in

Appendix C. All tax services involving large and complex transactions not listed in Appendix C must be pre-approved by the Committee.

VI. All Other Services

        All other services not addressed in the above sections may be provided by the independent auditor only if such services do not impair the auditor's independence. The Committee has not pre-approved a list of other services. All other services require specific pre-approval by the Committee.

        A list of the SEC's prohibited non-audit services is attached to this policy as Exhibit 1. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII. Pre-Approval Fee Levels

        Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Committee. Any proposed services exceeding these levels will require specific pre-approval by the Committee.

VIII. Supporting Documentation

        With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation to the Committee regarding the specific services to be provided.

IX. Procedures

        Requests or applications to provide services that require approval by the Committee will be submitted to the Committee by both the independent auditor and the chief financial officer of the Company, and must include a statement by each of them as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

Appendix A

Pre-Approved Audit Services for the Year 2004

        Approved January 15, 2004

Service	Range of Fees
Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g. comfort letters, consents), and assistance in responding to SEC comment letters	$1,000-$40,000

Consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard-setting bodies. (Under SEC rules, some consultations may be "audit" services rather than "audit-related" services)	$1,000-$15,000

Appendix B

Pre-Approved Audit-Related Services for the Year 2004

        Approved January 15, 2004

Service	Range of Fees
Agreed-upon procedures related to verification of calculations pertaining to the Company's management performance bonus awards	$1,000-$5,000

Consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard-setting bodies. (Under SEC rules, some consultations may be "audit-related" services rather than "audit" services)	$1,000-$15,000
Due diligence services pertaining to potential business acquisitions	$1,000-$75,000

Appendix C

Pre-Approved Tax Services for the Year 2004

        Approved January 15, 2004

Service	Range of Fees
Preparation of U.S. federal and state income and other tax returns	$20,000-$30,000
Tax compliance and tax advisory services that do not impair independence	$5,000-$20,000

Exhibit 1

Prohibited Non-Audit Services

  •
  Bookkeeping or other services related to the accounting records or financial statements of the Company

  •
  Financial information systems design and implementation

  •
  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

  •
  Actuarial services

  •
  Internal audit outsourcing services

  •
  Management functions

  •
  Human resources

  •
  Broker-dealer, investment adviser or investment banking services

  •
  Legal services

  •
  Expert services unrelated to the audit

REVOCABLE PROXY

BROOKLINE BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
April 15, 2004

        The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446 on April 15, 2004, at 10:00 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	VOTE WITHHELD
(except as marked to the contrary below)
1.	The election as Directors of all nominees listed below each to serve for a three-year term	☐	☐
David C. Chapin John L. Hall, II Hollis W. Plimpton, Jr. Rosamond B. Vaule Franklin Wyman, Jr.
INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of KPMG LLP as auditors for the Company for the year ending December 31, 2004.	☐	☐	☐

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated March 15, 2004 and audited financial statements.

Dated:	☐	Check Box if You Plan to Attend Annual Meeting

PRINT NAME OF Stockholder	PRINT NAME OF Stockholder
SIGNATURE OF Stockholder	SIGNATURE OF Stockholder

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.

QuickLinks

Brookline Bancorp, Inc. 160 Washington Street Brookline, Massachusetts 02445 (617) 730-3500
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On April 15, 2004
PROXY STATEMENT Brookline Bancorp, Inc. 160 Washington Street Brookline, Massachusetts 02445 (617) 730-3500
ANNUAL MEETING OF STOCKHOLDERS April 15, 2004
REVOCATION OF PROXIES
VOTING SECURITIES AND VOTING PROCEDURES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS AND ADVANCE NOTICE PROCEDURES
MISCELLANEOUS
BROOKLINE BANCORP, INC. Audit Committee Charter
Audit Committee Pre-Approval Policy
Pre-Approved Audit Services for the Year 2004
Pre-Approved Audit-Related Services for the Year 2004
Pre-Approved Tax Services for the Year 2004
Prohibited Non-Audit Services
REVOCABLE PROXY BROOKLINE BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS April 15, 2004